UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2005

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION/ ITEM 7.01 REGULATION FD DISCLOSURE.
SIGNATURE
Press Release

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION/ ITEM 7.01 REGULATION FD DISCLOSURE
     Liberty Global indirectly owns 36.81% of Jupiter Telecommunications Co., Ltd. (J:COM). J:COM is a separate public company with shares listed on the JASDAQ. J:COM is Japan’s largest multiple system operator, based on the number of customers served, providing cable television, Internet access and telephone services in Japan. As a result of a change in governance for LMI/Sumisho Super Media LLC (Super Media), the entity through which LMI holds its J:COM interest, Liberty Global began accounting for Super Media and J:COM as consolidated subsidiaries effective January 1, 2005.
     On July 28, 2005, and pursuant to JASDAQ’s rules, J:COM publicly announced in Japan its results for the six months ended June 30, 2005 by issuing a press release. The full text of an English language translation of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.
     That attached document is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”
     The attached document refers to historical and forecasted “Adjusted EBITDA” and “Free Cash Flow,” which are non-GAAP financial measures within the meaning of Regulation G. A reconciliation of historical Adjusted EBITDA and historical Free Cash Flow to the most directly comparable GAAP financial measures is set forth at page 29 of Exhibit 99.1, under the heading “Highlight of 2005 1H Results.” A reconciliation of forecasted Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP measures are not provided, because certain items are out of J:COM’s control and/or cannot be reasonably predicted.
J:COM defines (i) Adjusted EBITDA as operating income before depreciation and amortization and stock-based compensation and (ii) Free Cash Flow as cash provided by operating activities less capital expenditures and capital leases expenditures.
Adjusted EBITDA and Free Cash Flow are important metrics by which J:COM’s management evaluate the performance of J:COM’s business. We believe that investors should have access to the same metrics. These non-GAAP financial measures should be considered in addition to results prepared in accordance in GAAP, but should not be considered a substitute for or superior to GAAP results.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.
By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: July 29, 2005

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release